 Exhibit 4.5

SECOND AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger, dated to be effective as of February 5, 2021 (this “Amendment”), is entered into by and among Verano Holdings, LLC, a Delaware limited liability company (the “Verano”), Alternative Medical Enterprises LLC, a Delaware limited liability company (“AME”), Plants of Ruskin GPS, LLC, a Delaware limited liability company (“POR”), RVC 360, LLC, a Delaware limited liability company (“RVC”), and John Tipton, solely in his capacity as the Member Representative thereunder (the “Member Representative”), and amends that certain Agreement and Plan of Merger, dated November 6, 2020, by and among Verano, AME, POR, RVC and the Member Representative, as amended by that certain First Amendment to Agreement and Plan of Merger, dated December 14, 2020 (as amended, the “Agreement”). Capitalized terms used in this Amendment and not otherwise defined have the meaning ascribed to such terms in the Agreement.

RECITALS

A. Pursuant to the Agreement, Verano and the Companies desire to combine the Verano Business and the AME Business under a combined corporate ownership structure pursuant to the Plan of Arrangement. In order to consummate the Arrangement and effect the Combination, the Agreement contemplates that, among other things, the Companies will effectuate the Company Mergers and that in connection with and as a result of the Company Mergers, each of AME, POR and RVC will continue in existence under the FRLLCA as the surviving entities.

B. As of the date of the Agreement, each of AME, POR and RVC were limited liability companies organized under the Laws of the State of Florida. However, at the request of Verano, each Company has caused the filing of certificates of conversion to convert such Company from a Florida limited liability company to a Delaware limited liability company (collectively, the “Conversion”) in order to expeditiously accomplish the Company Mergers under the Laws of the State of Delaware.

C. The parties intend that in connection with and as a result of the Company Mergers, each of AME, POR and RVC will continue in existence under the DLLCA as the surviving entities.

D. Verano, the Companies and the Member Representative now desire to amend the Agreement to reflect that AME, POR and RVC are Delaware limited liability companies and will continue to exist as Delaware limited liability companies after giving effect to the Company Mergers.

AGREEMENTS

In consideration of the mutual representations, warranties, covenants and agreements set forth in this Amendment, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to the Agreement.

a) Any reference in the Agreement to AME, POR or RVC being a Florida limited liability company is deemed to be a reference to such entity’s status as a Florida limited liability company as of the date of the Agreement and up until the effective time of the Conversion, and upon the effective time of the Conversion, any such references shall instead be deemed to reference such entity’s status as a Delaware limited liability company.

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b) The definitions of Merger Sub 2, Merger Sub 3 and Merger Sub 4 in Recital D are hereby amended by deleting the references to each being “a wholly-owned Florida limited liability company” and replacing such references with “a wholly-owned Delaware limited liability company.”

c) All references to “FRLLCA” in Section 2.01 are hereby deleted and replaced with “DLLCA.”

d) All references to the “Secretary of State of the State of Florida” and “FRLLCA” in Section 2.04 are hereby deleted and replaced with the “Secretary of State of the State of Delaware” and “DLLCA,” respectively.

e) All references to “FRLLCA” in Section 2.05 are hereby deleted and replaced with “DLLCA.”

f) The first sentence in Section 3.01 is hereby deleted and replaced with the following sentences: “As of the date hereof, such Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Florida. As of January 26, 2021 and as of the Closing Date, such Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.”

Section 2. Conduct of Business Prior to the Closing. It is agreed and acknowledged that the Companies have effectuated the Conversion at the request of Verano, and such Conversion is deemed to be approved by Verano and in compliance with the Companies’ obligations set forth in the Agreement, including but not limited to Section 5.01.

Section 3. Further Actions. At any time and from time to time, each party hereto agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Amendment and the Agreement.

Section 4. Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of all parties hereto appear on each counterpart hereof. Counterparts hereof shall collectively constitute a single agreement. Facsimile and electronic signatures via portable document format shall have the same valid and binding effect as original signatures.

Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles thereof relating to conflict of laws.

Section 6. Entire Agreement. This Amendment, together with the recitals, contains the entire understanding of the parties hereto with respect to the subject matter hereof, and all prior negotiations, discussions, agreements, commitments and understandings among any of the parties with respect thereto not expressly contained herein shall be null and void in their entirety, effective immediately with no further actions required.

Section 7. Continued Legal Force and Effect. The Agreement, as amended by this Amendment, shall continue in full force and effect and is binding on the parties hereto. All references to the Agreement set forth therein, or in any Ancillary Documents or any other agreements, certificates or documents, shall be to the Agreement as amended by this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be executed effective as of the date first written above by their respective officers thereunto duly authorized.

VERANO:

Verano Holdings, LLC

By	/s/ “George Archos”
Name:	George Archos
Title:	CEO

THE COMPANIES:

Alternative Medical Enterprises LLC

By
Name:
Title:

Plants of Ruskin GPS, LLC

By	/s/ “John Tipton”
Name:	John Tipton
Title:

RVC 360, LLC

By	/s/ “John Tipton”
Name:	John Tipton
Title:

MEMBER REPRESENTATIVE:

John Tipton, solely in his capacity as Member Representative and without personal liability

By	/s/ “John Tipton”
John Tipton

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be executed effective as of the date first written above by their respective officers thereunto duly authorized.

VERANO:

Verano Holdings, LLC

By
Name:
Title:

THE COMPANIES:
Alternative Medical Enterprises LLC

By:	/s/ “R. Michael Smullen”
Name:	R. Michael Smullen
Title:

Plants of Ruskin GPS, LLC

By
Name:
Title:

RVC 360, LLC

By
Name:
Title:

MEMBER REPRESENTATIVE:

John Tipton, solely in his capacity as Member Representative and without personal liability

By	John Tipton

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be executed effective as of the date first written above by their respective officers thereunto duly authorized.

VERANO:

Verano Holdings, LLC

By
Name:
Title:

THE COMPANIES:

Alternative Medical Enterprises LLC

By
Name:
Title:

Plants of Ruskin GPS, LLC

BY	/s/ “John Tipton”
Name:	John Tipton
Title:	Manager

RVC 360, LLC

By	/s/ “John Tipton”
Name:	John Tipton
Title:	Manager

MEMBER REPRESENTATIVE:

John Tipton, solely in his capacity as Member Representative and without personal liability

By	/s/ “John Tipton”
John Tipton